EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Creative Medical Technology Holdings, Inc. of our audit report dated March 20, 2026, with respect to the financial statements of Creative Medical Technology Holdings, Inc. as of December 31, 2025 and 2024, and for the years then ended.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Haynie

Haynie

Salt Lake City, Utah

July 24, 2026